Exhibit 99.1

Motus GI Announces Proposed Public Offering of Common Stock

FORT LAUDERDALE, FL, June 26, 2019 – Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company dedicated to improving clinical outcomes and enhancing the cost-efficiency of colonoscopy, today announced that it has commenced an underwritten public offering of its common stock. All of the shares to be sold in the offering are to be sold by Motus GI. In connection with the offering, Motus GI intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Piper Jaffray & Co. is acting as sole book-running manager for the offering. Oppenheimer & Co. is acting as lead manager for the offering.

Motus GI intends to use the net proceeds received from this offering to fund commercialization activities for the Pure-Vu System, to continue research and development activities, including clinical and regulatory development and for the continued development and enhancement of the Pure-Vu® System.  Motus GI intends to use the remaining net proceeds for working capital and other general corporate purposes. Motus GI may also use a portion of the net proceeds for the acquisition or licensing of additional technologies, other assets or businesses, or for other strategic investments or opportunities, but has no current agreements or commitments to do so at this time.

A shelf registration statement on Form S-3 (File No. 333-230516) relating to the public offering of the shares of common stock described above was declared effective by the Securities and Exchange Commission (the “SEC”) on April 24, 2019. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. An electronic copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering, when filed, will be available on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting Piper Jaffray & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Motus GI and the Pure-Vu® System

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, dedicated to improving clinical outcomes and enhancing the cost-efficiency of colonoscopy. The Company’s flagship product is the Pure-Vu® System, a U.S. FDA cleared medical device indicated to help facilitate the cleaning of a poorly prepared colon during the colonoscopy procedure.

Forward-Looking Statements

This press release contains certain forward-looking statements, including but not limited to, statements relating to the Company’s expectations regarding the completion, timing and size of the proposed public offering, and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks inherent in the development and commercialization of potential products, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s Form 10-K filed on March 26, 2019, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(833) 475-8247

mots@jtcir.com

Media Contact:

Erich A. Sandoval

Lazar Partners

(917) 497-2867

esandoval@lazarpartners.com